UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENSOURCE ENERGY INCOME FUND LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-2668934 (I.R.S. Employer Identification No.)
7500 San Felipe St., Suite 440
Houston, Texas
77063
(address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Common Units representing limited partner interests	New York Stock Exchange

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐
Securities act registration statement file number to which this form relates: 333-126068
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of common units representing limited partner interests in Ensource Energy Income Fund LP (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of Partnership Common Units,” “Description of the Subordinated Common Units”, “Description of our Partnership Agreement” and “Material Federal Income Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-126068), initially filed with the Securities and Exchange Commission on June 23, 2005. Such prospectus and its amendments, in the form in which they are finally filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-4 Registration Statement, as amended (Registration No. 333-126068), initially filed with the Securities and Exchange Commission on June 23, 2005 and as subsequently amended (the “Form S-4 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-4 Registration Statement).

3.	Certificate of Correction to Certificate of Limited Partnership of Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-4 Registration Statement).

4.	Certificate of Correction to Certificate of Limited Partnership of Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-4 Registration Statement).

5.	Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Annex A to the Form S-4 Registration Statement).

6.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.12 to the Form S-4 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: November 21, 2005

ENSOURCE ENERGY INCOME FUND LP

By:	Ensource Energy Partners, LP its general partner

By:	Ensource Energy Company LLC, its general partner

By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President